EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2018, with respect to the financial statements of HelpComm, Inc. contained in the Current Report of Bravatek Solutions, Inc. on Form 8-K/A.

We hereby consent to the use of the aforementioned report, dated March 29, 2018, on our audit of the financial statements of HelpComm, Inc., which is contained in the Current Report on Form 8-K/A.

D. Brooks and Associates CPA’s, P.A. Palm Beach Gardens, FL March 29, 2018